UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement
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☐	Definitive proxy statement
☑	Definitive additional materials
☐	Soliciting material under § 240.14a-12

MOSYS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 11, 2021

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware77-0291941

(State or Other Jurisdiction of Incorporation)(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR

§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with  any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2021, MoSys, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2021. A copy of this press release is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the cautionary language regarding forward-looking statements, which are included in the text of the release.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), management also presents information regarding the Company’s performance over comparable periods based on operating expenses (research and development and sales, general and administrative), operating income (loss), net income (loss) and net income (loss) per share, exclusive of stock-based compensation, restructuring and impairment charges, a one-time deemed dividend and gains on extinguishment of debt. Because management discloses financial measures calculated without taking into account these items, these financial measures are characterized as “non-GAAP financial measures” under Securities and Exchange Commission rules.

Stock-based compensation charges represent non-cash charges related to equity awards granted by the Company. Although these are recurring charges to the Company’s operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management’s control. Thus, management believes that excluding these charges facilitates comparisons of the Company’s operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

The Company’s non-GAAP financial measures exclude deemed dividends. In April 2020, the Company completed an offering of common stock (the “Offering”). As a result of the Offering, the exercise price of 1,845,540 common stock purchase warrants issued in a public offering of securities completed in October 2018 was reduced from $6.00 to $2.40 per share. The Company accounted for the warrant exercise price adjustment as a deemed dividend, which increased the net loss attributable to common stockholders for the twelve months ended December 31, 2020.

The Company’s non-GAAP financial measures also exclude gains on debt extinguishment. During the quarter ended March 31, 2021, the Company made repayments on the principal balance and accrued interest of its outstanding senior secured convertible notes (the “Notes”). In connection with the repayments and subsequent settlement of the Notes, the Company recorded a gain on the extinguishment of the Notes. During the quarter ended June 30, 2021, the Company’s outstanding promissory note with Wells Fargo Bank N.A., which was received pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act, was forgiven by the Small Business Administration under the terms of the PPP. In connection with the forgiveness of the Company’s PPP note, the Company recorded a gain on the extinguishment of the Notes.

The Company’s non-GAAP financial measures also exclude restructuring charges related to reductions in workforce and associated operating expenses to reduce net loss and cash burn and to realign resources. The Company has incurred restructuring charges in prior periods and may do so in the future, and such charges should be considered in evaluating the performance of the Company and its management. However, management believes that presenting financial measures that exclude these charges facilitates comparisons with the Company’s ongoing operating results as well as those of other companies in its business sector.

Adjusted EBITDA is GAAP net income (loss), as reported on the Company’s consolidated statements of operations, excluding stock-based compensation, restructuring and impairment charges, interest expense, depreciation, the provision (benefit) for income taxes, the gains on debt extinguishment and the one-time deemed dividend.

Management and the Company’s board of directors will continue to analyze the historical consolidated results of operations and comprehensive income (loss) (revenue, research and development expenses, selling, general and administrative expenses, operating income (loss), net income (loss) and net income (loss) per share) and adjusted EBITDA to assess the business and compare operating results to the Company’s performance objectives. For example, the Company’s budgeting and planning process utilizes these non-GAAP financial measures.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess the Company’s performance and to identify the Company’s operating results for investors on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. The Company has furnished reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release furnished as Exhibit 99.1.

Moreover, although these non-GAAP financial measures adjust expense, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company’s compensation structure. GAAP requires that all forms of share-based payments should be valued and included, as appropriate, in results of operations. Management believes these expenses are a material part of the Company’s operating results.

The information contained in this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Description

99.1Press Release by MoSys, Inc. dated November 11, 2021

104The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: November 11, 2021	By: /s/ James Sullivan James Sullivan

Vice President of Finance and Chief Financial Officer

MoSys, Inc. Announces Third Quarter 2021 Financial Results

SAN JOSE, Calif., November 11, 2021 – MoSys, Inc. (NASDAQ: MOSY) (“MoSys” or the “Company”), a provider of semiconductor solutions that enable fast, intelligent data access for cloud, networking, security and communications systems, today announced financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Results

Total net revenue for the third quarter of 2021 was $1.3 million, compared with $1.2 million for the previous quarter and $2.0 million for the third quarter of 2020. Product revenue for the third quarter of 2021 was $1.2 million, compared with $1.0 million in the previous quarter and $1.8 million in the year ago period. The sequential increase in revenue compared with the previous quarter reflected higher shipments of Bandwidth Engine® IC products, partially offset by reduced royalties from 1T-SRAM licensees.

Gross margin for the third quarter of 2021 was 72%, compared with 62% for the second quarter of 2021 and 66% for the third quarter of 2020.

Total operating expenses on a GAAP basis for the third quarter of 2021 were $2.7 million, compared with operating expenses of $2.5 million in the previous quarter and $1.9 million in the third quarter of 2020. Total non-GAAP operating expenses, excluding stock-based compensation expenses, for the third quarter of 2021 were $2.5 million, compared with $2.4 million in the second quarter of 2021 and $1.9 million in the third quarter of 2020. Both GAAP and non-GAAP operating expenses included transaction costs related to the Company’s proposed business combination with Peraso Technologies Inc. of $0.4 million and $0.8 million for the three and nine months ended September 30, 2021, respectively. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for the third quarter of 2021 was $1.7 million, or $0.20 per share, compared with a net loss of $1.2 million, or $0.18 per share, for the previous quarter, and a net loss of $0.7 million, or $0.20 per share, for the third quarter of 2020.

Non-GAAP net loss for the third quarter of 2021 was $1.6 million, or $0.18 per share, compared with a net loss of $1.7 million, or $0.25 per share, in the prior quarter and a net loss of $0.6 million, or $0.18 per share, for the third quarter of 2020. Adjusted EBITDA for the third quarter of 2021 was a negative $1.5 million, compared with a negative $1.7 million in the previous quarter and a negative $0.5 million for the third quarter of 2020.

At September 30, 2021, the Company had cash and investments of $21.2 million.

Management Commentary

Dan Lewis, President and CEO of MoSys, commented, “Our total revenue increased 14% sequentially, driven largely by a 19% increase in product revenue, and product gross margins improved to 69% during the third quarter. We secured multiple new design wins for our ICs during the quarter in new markets and further expanded our pipeline of customer engagements. Additionally, we continued to closely manage our supply chain to meet customer demand, and, with our increased customer order lead times, have visibility well into 2022. Based on our current backlog and visibility, we expect revenue to increase sequentially over the next few quarters, as one of our customers continues to ramp production on its new product using our Bandwidth Engine ICs.

With regard to our Virtual Accelerator Engine IP, we:

•	continued to make IP deliveries and progress with our licensee prospects;
•	broadened our partner ecosystem with the inclusion of Achronix, as an additional FPGA provider supporting our Stellar Packet Classification IP;
•	will present at the Intel FPGA Technology Day on December 9, 2021; and
•	are working with a leading FPGA provider, with whom we expect will soon begin actively promoting our packet classification and Graph Memory Engine (GME) IP in conjunction with its FPGA solutions.

Also, in September, we entered into a definitive agreement for a business combination with Peraso Technologies Inc., a global leader in the development of 5G mmWave silicon devices (“Peraso”). We have scheduled a special meeting of stockholders to be held on November 23, 2021 to vote upon the business combination. Our board of directors and management believe that the proposed business combination will provide significant long-term value to our stockholders and will offer increased scale that will be mutually beneficial to both companies. We encourage our stockholders to vote in favor of the business combination at the special meeting.”

Business Outlook

MoSys expects total net revenue for the fourth quarter of 2021 to be in the range of $1.5 million to $1.7 million.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, gains on extinguishment of debt and deemed dividends. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, restructuring and impairment charges, gains on extinguishment of debt and a one-time deemed dividend. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K to be filed on November 12, 2021 that the Company filed with the Securities and Exchange Commission.

Important Additional Information Filed with the SEC

In connection with the proposed business combination between MoSys and Peraso Technologies Inc., MoSys filed a proxy statement with the Securities Exchange Commission on October 18, 2021. The proxy statement was mailed to MoSys’ stockholders on or about October 25, 2021. This communication is not a substitute for the proxy statement or any other documents that MoSys may file with the Securities and Exchange Commission or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, MOSYS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS, THE PROXY STATEMENT, AS MAY BE AMENDED, CAREFULLY AND IN ITS ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MOSYS, THE PROPOSED TRANSACTION AND RELATED MATTERS.

You may obtain free copies of the proxy statement and all other documents filed or that will be filed with the Securities and Exchange Commission regarding the proposed transaction at the website maintained by the Securities and Exchange Commission at www.sec.gov. The proxy statement is available free of charge on MoSys’ website at www.mosys.com or by electronic mail at priv_ir@mosys.com. Investors and stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in Solicitation

Under SEC rules, MoSys, Peraso, and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of MoSys’ stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of MoSys’ directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 18, 2021, and the proxy statement filed with the SEC on October 18, 2021. These documents can be obtained free of charge from the sources indicated above. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to MoSys’ stockholders in connection with the proposed business combination is set forth in the proxy statement for the business combination.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of MoSys or Peraso, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Offer or Solicitation to Sell

This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding its supply chain constraints, its anticipated total net revenue for the fourth quarter of 2021, its 2021 and 2022 revenue trends, its relationships with FPGA providers and its proposed business combination with Peraso. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	working capital to aggressively fund product development and growth;
•	the ability of MoSys and Peraso to obtain stockholder approval for the business combination and related transactions;
•	the timing of customer orders and product shipments;
•

risks related to the COVID-19 pandemic, including public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with COVID-19, changes in government regulations and mandates to address COVID-19 that may adversely impact the Company’s ability to continue to operate without disruption, a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results and component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	customer concentrations;
•	lengthy sales cycles;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our ICs;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
•	availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
•	ability to make our new VAE IP products commercially available and achieve customer acceptance of these new proprietary technologies;
•

level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and
•

other risks identified in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 18, 2021, and the proxy statement filed with the SEC on October 18, 2021, as well as other reports that MoSys files from time to time with the SEC.

MoSys does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ:MOSY) is focused on Accelerating Data Intelligence and provides both semiconductor and IP solutions that enable fast, intelligent data access and decision making for a wide range of markets including cloud networking, security, 5G networks, SmartNIC, test and measurement, and video systems. MoSys' Quazar family of high-speed memories and the Blazar family of Accelerator Engines are memory integrated circuits with unmatched intelligence, performance and capacity that eliminate data access bottlenecks to deliver speed and intelligence in systems, including those scaling from 100G to multi-terabits per second. MoSys' Stellar family of Virtual Accelerator Engines includes its Packet Classification Platforms for LPM and ACL-based applications embedded in ASICs and FPGAs. This IP accelerates applications and is portable across a wide range of hardware configurations with or without MoSys silicon chips. More information is available at www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo, Quazar, Blazar and Stellar are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contact:

Jim Sullivan, CFO

MoSys, Inc.

+1 (408) 418-7500

jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net Revenue
Product	$1,210	$1,803	$3,405	$4,550
Royalty and other	127	168	438	649
Total net revenue	1,337	1,971	3,843	5,199

Cost of Net Revenue	376	677	1,315	1,811

Gross Profit	961	1,294	2,528	3,388

Operating Expenses
Research and development	1,281	972	3,662	2,918
Selling, general and administrative	1,398	955	3,756	3,054
Total operating expenses	2,679	1,927	7,418	5,972

Loss from operations	(1,718)	(633)	(4,890)	(2,584)

Other income (expense), net	4	(74)	602	(167)
Net loss	(1,714)	(707)	(4,288)	(2,751)

Deemed dividend for warrant exercise price adjustment	-	-	-	(392)
Net loss attributable to common stockholders	$(1,714)	$(707)	$(4,288)	$(3,143)

Net loss per share
Basic and diluted	$(0.20)	$(0.20)	$(0.63)	$(1.03)

Shares used in computing net loss per share
Basic and diluted	8,676	3,546	6,812	3,037

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2021	2020

Assets
Current assets:
Cash, cash equivalents and investments	$18,033	$5,889
Accounts receivable, net	749	701
Inventories	1,153	599
Prepaid expenses and other	694	668
Total current assets	20,629	7,857

Long-term investments	3,203	-
Property and equipment, net	89	121
Right-of-use lease asset	155	303
Other	18	17
Total assets	$24,094	$8,298

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$144	$76
Accrued expenses and other	1,562	1,300
Deferred revenue	162	15
Short-term lease liability	163	201
PPP note payable - current portion	-	244
Total current liabilities	2,031	1,836

Convertible notes payable	-	3,092
PPP note payable	-	335
Long-term lease liability	-	103
Total liabilities	2,031	5,366

Stockholders' equity	22,063	2,932

Total liabilities and stockholders’ equity	$24,094	$8,298

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

GAAP net loss attributable to common stockholders	$(1,714)	$(707)	$(4,288)	$(3,143)
Deemed dividend for warrant exercise price adjustment	-	-	-	392
Stock-based compensation expense
- Research and development	103	25	178	79
- Selling, general and administrative	46	38	136	118
Total stock-based compensation expense	149	63	314	197

Gains on debt extinguishment	-	-	(627)	-

Non-GAAP net loss	$(1,565)	$(644)	$(4,601)	$(2,554)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.20)	$(0.20)	$(0.63)	$(1.03)
Reconciling items
- Deemed dividend for warrant exercise price adjustment	-	-	-	0.13
- Stock-based compensation expense	0.02	0.02	0.04	0.06
- Gains on debt extinguishment	-	-	(0.09)	-

Non-GAAP net loss per share, basic and diluted	$(0.18)	$(0.18)	$(0.68)	$(0.84)

Shares used in computing non-GAAP net loss per share
Basic and diluted	8,676	3,546	6,812	3,037

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss attributable to common stockholders	$(1,714)	$(707)	$(4,288)	$(3,143)
Deemed dividend for warrant exercise price adjustment	-	-	-	392
Stock-based compensation expense
- Research and development	103	25	178	79
- Selling, general and administrative	46	38	136	118
Stock-based compensation expense	149	63	314	197

Gains on debt extinguishment	-	-	(627)	-

Non-GAAP net loss	(1,565)	(644)	(4,601)	(2,554)
EBITDA adjustments:
Depreciation	16	39	51	121
Interest expense	-	70	30	181

Adjusted EBITDA	$(1,549)	$(535)	$(4,520)	$(2,252)